                                                                      EXHIBIT 99

                    WINTHROP PARTNERS 79 LIMITED PARTNERSHIP
                            FORM 10-QSB JUNE 30, 2004

                 SUPPLEMENTARY INFORMATION REQUIRED PURSUANT TO
                    SECTION 9.4 OF THE PARTNERSHIP AGREEMENT

     1.   Statement of Cash Available for Distribution for the three months ended June 30, 2004:

          Net income                                                $ 1,056,000
          Add:  Depreciation charged to net income not
                 affecting cash available for distribution               26,000
                Minimum lease payments received, net of interest
                 income earned, on leases accounted for under the
                 financing method                                         7,000
          Net proceeds from sale of properties                        2,811,000

          Less: Gain on sales of properties                            (919,000)
                Cash to reserves                                        (91,000)
                                                                    -----------

          Cash Available for Distribution                           $ 2,890,000
                                                                    ===========
          Distributions Allocated to General Partners               $     6,000
                                                                    ===========
          Distributions Allocated to Limited Partners               $ 2,884,000
                                                                    ===========

     2.   Fees and other compensation paid or accrued by the Partnership to the
          General Partners, or their affiliates, during the three months ended
          June 30, 2004:

             Entity Receiving                             Form of
               Compensation                            Compensation                    Amount
          ------------------------      -------------------------------------------   ---------

          Winthrop
          Management LLC                Property Management Fees                      $  3,000

          WFC Realty Co., Inc.
          (Initial Limited Partner)     Interest in Cash Available for Distribution   $  1,400

          One Winthrop Properties, Inc.
          (General Partner)             Interest in Cash Available for Distribution   $  2,000

          Linnaeus-Hampshire Realty
          Limited Partnership
          (General Partner)             Interest in Cash Available for Distribution   $  4,000

          Quadrangle Associates I, LLC
          (Limited Partner)             Interest in Cash Available for Distribution   $688,000

          Londonderry Holdings LLC
          (Limited Partner)             Interest in Cash Available for Distribution   $  7,200

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